     UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

––––––––––––
FORM 8-K

     CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
 SECURITIES EXCHANGE ACT OF 1934

Date of Report
(Date of earliest event reported) September 23, 2003

Glowpoint, Inc.
 (Exact name of Registrant as Specified in its Charter)

Delaware	0-25940	77-0312442
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

225 Long Avenue, Hillside, NJ 07205
 (Address of Principal Executive Officers) (Zip Code)

(973) 282-2000
 (Registrant's telephone number, including area code)

Wire One Technologies, Inc.
  (Former name or former address, if changed since past report)

     Item 2. Acquisition or Disposition of Assets.

     On September 23, 2003, Glowpoint, Inc., formerly named Wire One Technologies, Inc. (the “Company”), completed the sale of substantially all of the assets of its Video Solutions segment to an affiliate of Gores Technology Group pursuant to the terms of the asset purchase agreement dated as of June 10, 2003. The Company received total consideration of up to $24 million for the transaction, consisting of $21 million in cash, including $19 million at closing and a $2 million holdback, an unsecured $1 million promissory note maturing on December 31, 2004, and a $2 million earnout based on performance of the assets over the next two years. In connection with the completion of the asset sale, the Company changed its corporate name to Glowpoint, Inc. and commenced trading on the Nasdaq National Market under the symbol “GLOW” on September 25, 2003. A copy of the Company’s press release is attached hereto as Exhibit 99.1.

Exhibit No.	Description
99.1	Text of press release dated September 24, 2003.

     SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

  .

GLOWPOINT, INC

Dated: September 29, 2003	/s/ Richard Reiss
Richard Reiss
Chief Executive Officer and Chairman